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                                                                     EXHIBIT 5.2



                      [LETTERHEAD OF SHEARMAN & STERLING]



November 22, 2000


GT Group Telecom Inc.


20 Bay Street, 7th Floor


Toronto, Ontario


Canada M5J 2N8


Ladies & Gentlemen:



     We are acting as United States counsel to GT Group Telecom Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form F-1 (the "Registration Statement"). Pursuant to the Registration Statement, 855,000 warrants (the "Warrants"), issued by the Company pursuant to a warrant agreement (the "Warrant Agreement") dated February 1, 2000, between the Company and The Chase Manhattan Bank, as warrant agent (the "Warrant Agent"), and 4,198,563 class B non-voting shares of the Company (the "Class B Non-Voting Shares") are to be registered under the Act by the Registration Statement. The Class B Non-Voting Shares registered thereunder will be issued upon the exercise of the Warrants pursuant to the terms of the Warrant Agreement. Capitalized terms used herein that are not separately defined shall have the meanings ascribed to such terms in the prospectus (the "Prospectus") forming a part of the Registration Statement.



     In such capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Warrant Agreement and the Registration Statement. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.



     Our opinions expressed below are limited to the laws of the State of New York and the federal laws of the United States, and we do not express any opinion herein concerning any other law. We are not admitted to practice in any province in Canada and, insofar as the following opinions relate to matters governed by the laws of any province in Canada, we understand that such matters are covered in the opinion of Goodman Phillips & Vineberg, Canadian counsel for the Company, filed as Exhibit 5.1 to the Registration Statement.



     Based upon the foregoing, it is our opinion that, assuming due authorization, execution, issuance and delivery of the Warrants by the Company under the laws of Canada and assuming the due authentication of the Warrants by the Warrant Agent, the Warrants (to the extent that execution, issuance and delivery are governed by the laws of the State of New York) have been duly executed, issued and delivered by the Company and, insofar as New York law is concerned, the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good

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faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or at law).



     We hereby consent to the reproduction of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



     This opinion is intended solely for your benefit and is not to be made available to, or relied upon by, any other person or entity without our prior written consent.


                                          Very truly yours,



                                          /s/ Shearman & Sterling